Exhibit 99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Impact Equity Fund - Investor Shares $ 3,566
Domini Impact Equity Fund - Class A Shares $ 415
Domini Impact Equity Fund - Institutional Shares $ 3,171
Domini Impact Equity Fund - Class R Shares $ 2,674

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Impact Equity Fund - Investor Shares $ 0. 2344
Domini Impact Equity Fund - Class A Shares $ 0.3699
Domini Impact Equity Fund - Institutional Shares $ 0.4022
Domini Impact Equity Fund - Class R Shares $ 0.4031

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Impact Equity Fund - Investor Shares 14,567
Domini Impact Equity Fund - Class A Shares 1,179
Domini Impact Equity Fund - Institutional Shares 6,430
Domini Impact Equity Fund - Class R Shares 3,573

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Impact Equity Fund - Investor Shares $46.33
Domini Impact Equity Fund - Class A Shares $7.20
Domini Impact Equity Fund - Institutional Shares $24.46
Domini Impact Equity Fund - Class R Shares $5.89

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Impact International Equity Fund - Investor Shares $ 6,741
Domini Impact International Equity Fund – Class A Shares $ 956
Domini Impact International Equity Fund - Institutional Shares $4,421

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Impact International Equity Fund - Investor Shares $ 0.1205
Domini Impact International Equity Fund – Class A Shares $ 0.1162
Domini Impact International Equity Fund - Institutional Shares $ 0.1607

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Impact International Equity Fund - Investor Shares 67,917
Domini Impact International Equity Fund - Class A Shares 9,275
Domini Impact International Equity Fund - Institutional Shares 43,942

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Impact International Equity Fund - Investor Shares $8.76
Domini Impact International Equity Fund - Class A Shares $9.21
Domini Impact International Equity Fund - Institutional Shares $8.74